UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


     Date of report (Date of earliest event reported)  November 14, 2007
                                                      ------------------

                         CYCLE COUNTRY ACCESSORIES CORP.
                        --------------------------------
             (Exact name of registrant as specified in its charter)

         NEVADA                      001-31715             42-1523809
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(State or other jurisdiction      (Commission File         (IRS Employer
 of incorporation)                   Number)           Identification Number)


                      1701 38th Ave. West, Spencer, Iowa 51301
        ---------------------------------------------------------------
                    (Address of principal executive offices)


Registrant's telephone number, including area code    (712) 262-4191

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ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 14, 2007, the registrant closed the previously announced transaction with its founder, Mr. James Danbom and his wife, Janice Danbom in which Mr. and Mrs. Danbom agreed to purchase the registrant's manufacturing plant located in Milford Iowa. In return, the registrant received all of the common equity owned by Mr. and Mrs. Danbom, 1,410,730 shares. Mr. Danbom and
 Mrs. Danbom both currently serve on the registrant's Board of Directors. The value of the property was determined based upon an appraisal and discussions with two independent commercial realtors.

Additionally, on November 14, 2007, the registrant also entered into a lease agreement with Mr. and Mrs. Danbom providing that the registrant will lease 89.8% of the current available space (92,552 of 103,056 sq. feet) for $2.00 per sq. foot, or $15,425.34 per month ($185,104.08 per annum). The term of the lease is three years and the registrant has the option to renew the lease on the same terms and conditions for two additional terms of one year each.

Exected copies of the contracts are included as Exhibits to this report.




ITEM 2.01.  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

Please see disclosure in ITEM 1.01.




ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 10.1  Contract for Sale of Milford property.

Exhibit 10.2  Lease Agreement for Milford property.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     CYCLE COUNTRY ACCESSORIES CORP.

                                     Date   November 20, 2007
                                     ------------------------------
                                     By: /s/ Randy J. Kempf
                                         --------------------------
                                             Randy J. Kempf
                                             Principal Executive Officer
                                             and President






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